UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - ------------------------------------

In re:                                    Case No. 94 B 44812 (JHG)

Fany Seventh Avenue Associates,           Chapter 11

                         Debtor.

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                    ORDER CONFIRMING PLAN OF REORGANIZATION
               UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY
                    CODE FOR FANY SEVENTH AVENUE ASSOCIATES

     This matter came before this Court on November 22, 1994, pursuant to this Court's Order Scheduling Hearing to Consider (1) Approval of Disclosure Material and Solicitation Procedures and (2) Confirmation of Prepackaged Plan of Reorganization dated October 14, 1994 (the "Scheduling Order") with respect to the pre-petition Disclosure Material (the "Disclosure Material") and the pre-petition Plan of Reorganization (the "Plan") filed with the Clerk of this Court on October 14, 1994./1/ The Court, having reviewed the Plan, Disclosure Material, the report submitted by Fany Seventh Avenue Associates (the "Debtor") with respect to results of the solicitation respecting the acceptance of the Plan (the "Voting Report"), the memorandum of law submitted by The Fuji Bank Limited, Chicago Branch ("Fuji") in support of the Plan (the "Confirmation Memorandum") and all other filed motions, applications, statements and comments regarding approval of the Disclosure Material, the solicitation procedures and confirmation; the Court having considered all testimony presented and evidence admitted at the November 22, 1994 hearing (the
- - ---------------
/1/ All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The rules of interpretation set forth in section 1.2 of the Plan shall apply to these Findings of Fact, Conclusions of Law and Order.

"Confirmation Hearing"); the Court having taken judicial notice of the papers and pleadings on file in the reorganization case, and the Court finding that the legal and factual bases set forth in the Voting Report and Confirmation Memorandum and presented at the Confirmation Hearing establish just cause for the relief granted herein, the Court hereby makes the following Findings of Fact, Conclusions of Law and Order/2/:

                               FINDINGS OF FACT

                            JURISDICTION AND VENUE
                            ----------------------

     (1) On October 14, 1994 (the "Petition Date"), the Debtor filed a voluntary petition for relief under chapter 11. The Debtor continues in possession of its properties and continues to operate its business as debtor-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

     (2) This Court has jurisdiction over the Debtor, its reorganization case and this proceeding pursuant to 28 U.S.C. (S)(S) 1334 and 157. This is a core proceeding pursuant to 28 U.S.C. (S) 157(b)(2)(L). The Debtor was and is qualified to be a debtor under section 109(a) of the Bankruptcy Code. The primary asset of the Debtor is and was, for the one-hundred and eighty day period immediately preceding the commencement of this reorganization case, located in the Southern District of New York. Accordingly, venue in the Southern District of New York for the reorganization case of the Debtor was and continues to be proper under 28 U.S.C. (S) 1408(1).

- - ---------------
/2/ This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed.R.Civ.P. 52, as made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

     (3) The Debtor and Fuji (collectively, the "Plan Proponents") are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.


                                    NOTICE
                                    ------

     (4) In accordance with the terms of the Scheduling Order, the Debtor served the notice attached to the Scheduling Order as Exhibit B (the "Confirmation Hearing Notice") via U.S. mail, postage prepaid, or by hand, to the office of the United States Trustee, all creditors and interest holders of the Debtor, and all other interested parties. Further, the Confirmation Hearing Notice was published in the local edition of the New York Times on October 24, 1994 and in the Real Estate Weekly on October 26, 1994. The Notice advised all interested parties of the November 22, 1994 hearing (the "Confirmation Hearing") and further advised all interested parties that, pursuant to the terms of the Scheduling Order, November 18, 1994 had been fixed as the last day for filing objections (a) to approval of the Disclosure Material and the procedures for solicitation of votes to accept or reject the Plan, and (b) to confirmation of the Plan.

     (5) The Debtor's service of the Confirmation Hearing Notice upon all holders of Claims against and Interests in the Debtor, by individual service and by publication as set forth above, is hereby approved as sufficient notice to all interested parties of the Confirmation Hearing. Accordingly, proper and adequate notice of, and an opportunity to appear at, the Confirmation Hearing was given to all persons with any Claim against or Interest in the Debtor.

           THE PLAN SATISFIES ALL THE REQUIREMENTS FOR CONFIRMATION
           --------------------------------------------------------
               CONTAINED IN SECTION 1129 OF THE BANKRUPTCY CODE
               ------------------------------------------------

     The Plan Satisfies Section 1129(a)(1) of the Bankruptcy Code
     ------------------------------------------------------------

     (6) The Court finds and concludes that the Plan satisfies all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code.


     The Plan Properly Designates Classes of Claims and Interests and the
     --------------------------------------------------------------------
     Classification Scheme is Reasonable
     -----------------------------------

     (7) Section 1123(a)(1) of the Bankruptcy Code provides that a plan must designate classes of claims and interests. The Plan adequately classifies all Claims and Interests. Administrative and Priority Tax Claims are not classified because section 1123(a)(1) of the Bankruptcy Code does not require the classification of such Claims, and because they must receive the treatment specified in section 1129(a)(9) of the Bankruptcy Code and cannot otherwise be impaired. The Plan therefore satisfies the requirements of section 1123(a)(1) of the Bankruptcy Code.


     The Plan's Classification Scheme is Reasonable and Satisfies Section
     --------------------------------------------------------------------
     1122(a) of the Bankruptcy Code
     ------------------------------

     (8) Section 1122(a) of the Bankruptcy Code states that a plan may place a claim or interest in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. A classification scheme satisfies 1122(a) of the Bankruptcy Code when a reasonable basis exists for the choices made and all claims within a particular class are substantially similar. The Plan's classification scheme of Claims and Interests is reasonable and necessary to implement the Plan and satisfies the requirements of section 1122 of the Bankruptcy Code.

     The Plan Satisfies the Requirements of Section 1123(a)(2) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (9) In accordance with section 1123(a)(2) of the Bankruptcy Code, Article IV of the Plan specifies the impaired and unimpaired classes of Claims and Interests.


     The Plan Satisfies the Requirements of Section 1123(a)(3) of the Bankruptcy
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     Code
     ----

     (10) In accordance with section 1123(a)(3) of the Bankruptcy Code, Article III of the Plan specifies the treatment of each impaired class of Claims and Interests.


     The Plan Satisfies the Requirements of Section 1123(a)(4) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (11) Section 1123(a)(4) of the Bankruptcy Code requires a plan to provide the same treatment for each claim or interest of a particular class, unless the holder of a claim or interest agrees to less favorable treatment of such particular claim or interest. The Plan provides for the uniform and identical treatment for each Claim or Interest in each class that contains more than one Claim or Interest unless the holder of a particular Claim or Interest agrees to less favorable treatment of such particular Claim or Interest as required by section 1123(a)(4) of the Bankruptcy Code.


     The Plan Satisfies the Requirements of Section 1123(a)(5) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (12) In accordance with section 1123(a)(5), the Plan provides adequate means for the Plan's implementation. Article VIII of the Plan specifies in detail the terms for implementing the Plan.


     Section 1123(a)(6) of the Bankruptcy Code is Not Applicable to the Plan
     -----------------------------------------------------------------------

     (13) Because the Debtor, a joint venture, will not issue any voting securities under the Plan, the provisions of section 1123(a)(6) of the Bankruptcy Code concerning the equitable distribution of voting power among equity securities are inapplicable.

     Section 1123(a)(7) of the Bankruptcy Code is Not Applicable to the Plan
     -----------------------------------------------------------------------

     (14) Section 1123(a)(7) of the Bankruptcy Code requires a plan to provide for the selection of any director, officer, or trustee under the plan in a manner consistent with the interests of creditors and equity security holders and with public policy. Because the Debtor has no officers or directors, the provisions of section 1123(a)(7) of the Bankruptcy Code are inapplicable to the Plan and the Reorganized Debtor. The Disclosure Material nonetheless identified the individuals who will serve as the executive officers and directors of the general partner of the Co-Venturers. The manner of selection of such officers and directors is consistent with existing law, the interests of creditors and the holders of Interests, and public policy.


     The Assumption and Assignment of Executory Contracts and Unexpired Leases
     -------------------------------------------------------------------------
     Pursuant to Section 1123(b)(2) of the Bankruptcy Code is Proper
     ---------------------------------------------------------------

     (15) In accordance with section 1123(b)(2) of the Bankruptcy Code, the Plan constitutes a motion by the Debtor to assume and assign to Newco the pre-petition executory contracts and unexpired leases identified on Exhibits C and E to the Plan, as amended and filed with the Court, as of the Effective Date of the Plan. In addition, the Debtor has asked for authority to amend Exhibits C and E to the Plan (which request is hereby granted) to add (a) a lease with Seasonproof Garment and Down, Inc. executed on August 26, 1994, and (b) a Federal Express Corporation Customer Convenience Network Placement Agreement executed on July 18, 1991, (c) a lease executed on March 1, 1976 between Apparel Center Building Corp. (the predecessor in interest to the Debtor) as landlord and MAM Parking, Ltd. (the predecessor in interest to M.A.M. Properties, Inc.) as tenant, and (d) a letter agreement dated April 15, 1991 between Equity Asset Management, Inc. and Atrium Parking Corp. (collectively, the "Other Contracts"). The Other Contracts were inadvertently omitted from Exhibits C and E when the Plan was filed. Section 10.5 of the Plan also provides for the assignment to Newco of all executory contracts and unexpired leases entered into by the Debtor after the Petition Date (collectively, the "Post-Petition Contracts"). The assumption of each executory contract and unexpired lease by Newco shall be specifically subject to the assignment to Newco of any and all rights, claims, defenses and setoffs of the Debtor, including without limitation, the right to (i) terminate any such executory contract or unexpired lease as a result of any breach of such executory contract or unexpired lease by any party other than the Debtor, and (ii) declare and pursue appropriate remedies relating to any previously undeclared default or event of default thereunder. The Debtor's decisions regarding the assumption and assignment of executory contracts and unexpired leases, as reflected in the Plan, are based on and are within the sound business judgment of the Debtor, and are in the best interests of the Debtor and its estate. The Plan provides for the appropriate prompt cure of defaults, if any, under executory contracts and unexpired leases to be assumed and assigned under the Plan and otherwise complies with all requirements of section 365 of the Bankruptcy Code for the assumption and assignment of such executory contracts and unexpired leases. Newco has provided adequate assurance of future performance under all affected unexpired leases.


     All Settlements and Compromises Incorporated in the Plan Pursuant to
     --------------------------------------------------------------------
     Section 1123(b)(3)(A) of the Bankruptcy Code are Reasonable, Fair, and
     ----------------------------------------------------------------------
     Equitable and in the Best Interests of the Debtor's Estate
     ----------------------------------------------------------

     (16) The Court is required to make an independent determination of the fairness to the Debtor and its estate of the settlements embodied in the Plan. Such settlements include, but are not limited to, the economic terms of the Plan as agreed by the Debtor and Fuji and the agreement of the holders of Intercompany Claims to subordinate their Claims to the payment in full of all other Claims. The Court determines that such settlements are reasonable, fair, and equitable, and in the best interests of the Debtor and the Debtor's estate. In approving the compromise and settlement of potential claims, this Court has considered:

          a. The balance of the likelihood of success of claims asserted by the claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtor;

          b. The balance of the likelihood of success of claims asserted by the Debtor against the likelihood of success of the defenses or counterclaims possessed by the claimants;

          c The complexity, cost, and delay of litigation that would result in the absence of settlements;

          d. The lack of objection to the settlements by any creditor or party in interest and the acceptance of the Plan by all holders of impaired Claims and Interests; and

          e. The fact that the Plan, which gives effect to the settlements, is the product of extensive arms'-length negotiations among the Debtor, Fuji and other interested parties.

     (17) The Plan also provides that except as expressly provided in this Confirmation Order, (a) each holder of a Claim who is entitled to receive a distribution under the Plan, including Fuji, and their respective present and former directors, officers, employees, agents, counsel and representatives, in consideration of such entitlement and for the benefit of the Plan Proponents, will be deemed to have forever released and discharged each of the Plan Proponents, and their respective present and former directors, officers, employees, agents, counsel, affiliates, holders of Interests and representatives and their respective heirs, successors, personal representatives and assigns from any and all claims and liabilities of any kind or nature whatsoever relating to or against any of them that is based upon or that arises out of any alleged act or omission by any of them which is related to the Debtor, the Chapter 11 Case, the Fuji Claim, or any of the Claims in the Chapter 11 Case,
(b) the Debtor and its Affiliates and their respective present and former directors, officers, employees, agents and representatives, will be deemed to have forever released and discharged the holders of Interests, Fuji, Newco and any other nominee or assignee of Fuji under the Plan, and their respective present and former directors, officers, employees, agents, counsel, affiliates and representatives and their respective heirs, successors, personal representatives and assigns from any and all claims and liabilities of any kind or nature whatsoever relating to or against any of them that is based upon or that arises out of any alleged act or omission by any of them which is related to the Debtor or the Chapter 11 Case, including any claims, rights, liens or other actions relating to the Property, and (c) the Debtor and its Affiliates and their respective present and former directors, officers, employees, agents and representatives, have covenanted not to sue any tenant under any unexpired lease assumed by Newco under and pursuant to section
10.3 of the Plan without the express prior authorization of Newco or any other nominee, assignee or other successor-in-interest to Fuji. The release contained in section 8.12 of the Plan shall not affect the representations, warranties and agreements of the Debtor and the holders of Interests under and pursuant to section 8.4 of the Cash Collateral Agreement, which representations, warranties and agreements shall survive the Chapter 11 Case and remain unaffected thereby. This settlement, covenant not to sue and release of claims is an integral part of the Plan and the Court finds and concludes that these mutual releases and settlements are fair and equitable and in the best interests of the Debtor and its estate.

     (18) The Debtor's waiver and release of any and all claims or causes of actions which may be asserted by or on behalf of the Debtor against the holders of Interests and its Affiliates and their respective officers, directors, employees or agents, for any act, omission or other event or occurrence taking place on or prior to the Effective Date, is approved as being fair and equitable and in the best interests of the Debtor's estate and its creditors.

     The Plan Proponents have Satisfied the Requirements of Section 1129(a)(2)
     -------------------------------------------------------------------------
     of the Bankruptcy Code
     ----------------------

     (19) Section 1129(a)(2) of the Bankruptcy Code requires that the proponent of a plan comply with all applicable provisions of the Bankruptcy Code. The Debtor and Fuji, as proponents of the Plan, have in good faith complied with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(2) of the Bankruptcy Code. The Debtor has in good faith complied with all the provisions of the Bankruptcy Code, the Bankruptcy Rules and applicable nonbankruptcy laws, rules and regulations governing notice, disclosure, and solicitation in connection with the Plan, the Disclosure Material, and all other matters considered by this Court in connection with this Chapter 11 Case. Proper, sufficient, and adequate notice of the Confirmation Hearing has been given to all holders of Claims and Interests and all other parties in interest required to receive notice. The solicitation of votes from holders of Claims and Interests was in good faith and in compliance with section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b), and not otherwise. The solicitation and tabulation of ballots were proper and adequate. The record in this case discloses that the Debtor has attempted in good faith to comply with all orders of this Court and that the Debtor has not violated any such orders. The Debtor has fulfilled all of the obligations and duties owed to its estate as required and set forth in sections 1107 and 1108 of the Bankruptcy Code. Therefore, the requirements of section 1129(a)(2) of the Bankruptcy Code have been satisfied.


     The Plan Satisfies the Requirements of Section 1129(a)(3) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (20) The Plan has been proposed in good faith and not by any means forbidden by law as required by section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan. Based on the uncontroverted evidence proffered or presented at the Confirmation Hearing, the Court finds and concludes that the Plan has been proposed with the legitimate and honest purpose of reorganizing the Debtor's business affairs and to maximize the returns available to creditors. There is no evidence of lack of good faith in the proposal of the Plan or that the Plan was proposed for any improper purpose, including but not limited to the avoidance of taxes.


     The Plan Satisfies the Requirements of Section 1129(a)(4) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (21) Any payments made or to be made by the Debtor or by a person issuing securities or acquiring property under the Plan for services, or for costs and expenses in connection with the case, or in connection with the Plan and incident to the case, have been disclosed to and are subject to the approval of this Court as reasonable as required by section 1129(a)(4) of the Bankruptcy Code; provided, however, that this Court finds and concludes that the attorneys retained by the Debtor are not required to file applications for the allowance of compensation and the reimbursement of expenses inasmuch as the Cash Collateral Agreement provided that such attorneys shall receive compensation for services rendered in this case pursuant to application of a pre-petition retainer received by such attorneys from the Co-Venturers and the payment of such other amounts, if any, as the Co-Venturers may agree; provided, further, that this Court finds and concludes that the professionals retained by Fuji are not required to file applications for the allowance of compensation or reimbursement of expenses. Because the professionals retained by Fuji are, and will continue to be, compensated by Fuji from funds on hand from time-to-time in the Safekeeping Account (as defined in, and in accordance with the terms of, the Cash Collateral Agreement), which funds are the property of Fuji and not property of the estate, such compensation is not being paid from estate assets within the meaning of section 1129(a)(4). Rather, Fuji is compensating its professionals from its own funds. Accordingly, Fuji shall be, and hereby is, authorized to compensate its professionals for services rendered and expenses incurred in connection with this Chapter 11 Case from funds on hand from time-to-time in the Safekeeping Account without application to or further order of this Court.


     Section 1129(a)(5) of the Bankruptcy Code is Not Applicable to the Plan
     -----------------------------------------------------------------------

     (22) Section 1125(a)(5)(A)(i) of the Bankruptcy Code requires a debtor to disclose the identity of the individuals who will hold positions with the debtor after confirmation of the plan. Section 1125(a)(5)(A)(ii) of the Bankruptcy Code requires that the service of such individuals be consistent with the interests of creditors and interest holders and with public policy. Section 1129(a)(5)(B) requires the Debtor to disclose the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider. Because the Debtor has no officers or directors, the provisions of section 1129(a)(5) of the Bankruptcy Code are inapplicable to the Plan and the Reorganized Debtor. Nonetheless, the identities and affiliations of the individuals proposed to serve, after consummation of the Plan, as directors or officers of the general partner of the Co-Venturers have been, to the extent known, fully disclosed. The Reorganized Debtor will not employ or retain any insiders and therefore no further disclosure is necessary or warranted.


     Section 1129(a)(6) of the Bankruptcy Code is not Applicable to the Plan
     -----------------------------------------------------------------------

     (23) There are no rate changes provided in the Plan which require the approval of any governmental regulatory commission with jurisdiction over rates charged by the Debtor. Section 1129(a)(6) of the Bankruptcy Code therefore does not apply to this case.


     The Plan Satisfies the Requirements of Section 1129(a)(7) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (24) Section 1129(a)(7) of the Bankruptcy Code requires each creditor or interest holder in an impaired class to accept the plan under section 1129(a)(7)(A)(i) of the Bankruptcy Code or receive or retain under the plan on account of such claim or interest property of a value, as of the effective date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code in accordance with section 1129(a)(7)(A)(ii) of the Bankruptcy Code. With respect to each impaired class, each holder of a Claim or Interest of such class has accepted the Plan as required by section 1129(a)(7)(A)(i) of the Bankruptcy Code. Section 1111(b)(2) and section 1129(a)(7)(B) do not apply to any Claims of any Class.


     The Plan Satisfies the Requirements of Section 1129(a)(8) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (25) Section 1129(a)(8) of the Bankruptcy Code requires that with respect to each class of claims or interests under the Plan such class has accepted the plan or such class be unimpaired under the Plan. Classes 1, 3, 4 and 5 are unimpaired under the Plan. Classes 2, 6 and 7, which comprise the impaired Classes of Claims and Interests, have each voted unanimously to accept the Plan in accordance with section 1129(a)(8) of the Bankruptcy Code.


     The Plan Satisfies the Requirements of Section 1129(a)(9) of the Bankruptcy
     ---------------------------------------------------------------------------
     Code
     ----

     (26) The Plan satisfies the requirements of all three subsections of section 1129(a)(9) of the Bankruptcy Code. As required by section 1129(a)(9)(A) of the Bankruptcy Code, except as otherwise agreed by the holder of a particular Administrative Expense,/3/ such Claims shall be paid in cash on the later of the Effective Date or such date that the Administrative Expense becomes Allowed, in the ordinary course of business, or, with respect to cure payments arising from the assumption and assignment of executory contracts and leases, as otherwise required by section 365 of the Bankruptcy Code. As required by section 1129(a)(9)(B) of the Bankruptcy Code, except as otherwise agreed by the holder of a particular Other Priority Claim, such Claims will be paid in cash on the Effective Date. As required by

- - ---------------
/3/ For example, pursuant to the terms of the Cash Collateral Agreement, the Debtor has agreed that its attorneys may not seek compensation from the Debtor's estate. The attorneys for the Debtor shall receive compensation pursuant to the application of a retainer received prior to the Petition Date from the Co-Venturers and the payment of such other amounts, if any, as the Co-Venturers may agree.

section 1129(a)(9)(C) of the Bankruptcy Code, Priority Tax Claims will receive payment in cash on the Effective Date or, at the option of the Plan Proponents, deferred cash payments over a period not to exceed six years from the date of assessment of such Claims, having a value, as of the Effective Date of the Plan, equal to the allowed amount of such Claims.


     The Plan Satisfies the Requirements of Section 1129(a)(10) of the
     -----------------------------------------------------------------
     Bankruptcy Code
     ---------------

     (27) Pursuant to section 1129(a)(10) of the Bankruptcy Code, at least one impaired class of claims must accept the plan, determined without incurring any acceptance of the plan by any insider. The Plan satisfies section 1129(a)(10) because at least one impaired class of Claims has accepted the Plan, which acceptance has been determined without including any acceptance of the Plan by any insider.


     The Plan Satisfies the Requirements of Section 1129(a)(11) of the
     -----------------------------------------------------------------
     Bankruptcy Code
     ---------------

     (28) Section 1129(a)(11) of the Bankruptcy Code requires that a plan must be "feasible," that is, the Court must determine that the debtor, or its successor under the plan, is not likely to require liquidation or further financial reorganization. The uncontroverted evidence introduced at the Confirmation Hearing demonstrates that all funds required by the Plan for the Effective Date to occur will be available for distribution on the Effective Date. Accordingly, there is a reasonable likelihood that the Debtor will be able to meet its financial obligations under the Plan and continue its business in the ordinary course. The Court finds and concludes that confirmation and consummation of the Plan are not likely to be followed by liquidation, or a need for further financial reorganization, of the Debtor and that the Debtor has met the requirements of section 1129(a)(11) of the Bankruptcy Code.

     (29) The Plan provides for four conditions to confirmation of the Plan as set forth in section 11.1 thereof: (i) the aggregate allowed amount of all Administrative Expenses (other than any amounts awarded and paid to Fuji or its Professionals for making a substantial contribution to the Chapter 11 Case), Priority Tax Claims and Unsecured Claims shall have been estimated or finally determined to the satisfaction of the Plan Proponents to be less than $200,000;
(ii) the Disclosure Material shall have been approved by this Court as containing adequate information; (iii) this Confirmation Order is to be acceptable in form and substance to the Plan Proponents; and (iv) the Debtor shall have performed in accordance with its duties and obligations under and pursuant to the Cash Collateral Agreement. The Court finds and concludes that all conditions to confirmation have been met or duly waived.


     The Plan Satisfies the Requirements of Section 1129(a)(12) of the
     -----------------------------------------------------------------
     Bankruptcy Code
     ---------------

     (30) In accordance with section 1129(a)(12) of the Bankruptcy Code, the Plan provides for the payment, on the Effective Date of the Plan, of all fees payable under section 1930 of title 28 of the United States Code.


     Section 1129(a)(13) of the Bankruptcy Code is not Applicable to the Plan
     ------------------------------------------------------------------------

     (31) The Debtor did not maintain or establish any plan, fund, or program for "retiree benefits" as such term is defined in section 1114 of the Bankruptcy Code prior to the Petition Date and section 1129(a)(13) of the Bankruptcy Code does not apply to this case.


     The Plan Satisfies the Requirements of Section 1129(d) of the Bankruptcy
     ------------------------------------------------------------------------
     Code
     ----

     (32) Section 1129(d) of the Bankruptcy Code provides that, on the request of a party in interest that is a governmental unit, the Court may not confirm a plan if the principal purpose of the plan is the avoidance of taxes or the avoidance of any application of section 5 of the Securities Act of 1933 (15 U.S.C. (S)77e). The Court finds and determines that the principal purpose of the Plan is not the avoidance of taxes and there has been no objection filed by any governmental unit asserting such avoidance.

     (33) The uncontroverted evidence introduced at the Confirmation Hearing demonstrates that the objectives of the Plan Proponents in proposing the Plan were:

          (i) to enable all creditors to realize the maximum value of their Claims; and

          (ii) to emerge from chapter 11 on an expedited basis and thereby to minimize any delay in recoveries by holders of Claims by achieving a fair settlement of possible disputes without litigation.


     The Plan Complies with Bankruptcy Rule 3016(c)
     ----------------------------------------------

     (34) The Plan is dated and identifies the entities submitting the Plan in accordance with Bankruptcy Rule 3016(b).


                              CONCLUSIONS OF LAW

     It having been determined by the Court that:

     a. This Court has jurisdiction over this Chapter 11 Case pursuant to 28 U.S.C. (S) 1334. This is a core proceeding under 28 U.S.C. (S) 157(b)(2)(A),
(B), (L), (N) and (O).

     b. The Debtor was qualified to be a debtor under section 109(a) of the Bankruptcy Code, and venue in the Southern District of New York is proper under 28 U.S.C. (S) 1408.

     c. Pursuant to section 510(c) of the Bankruptcy Code, the Class 6 Intercompany Claims are subordinated to all other Claims.

     d. Classes 1, 3, 4 and 5 are deemed to have accepted the Plan in accordance with section 1126(f) of the Bankruptcy Code.

     e. The Plan has been duly accepted in accordance with section 1126 of the Bankruptcy Code by Classes 2, 6 and 7.

     f. The Plan complies with the applicable provisions of the Bankruptcy Code and, particularly, with section 1129(a) of the Bankruptcy Code.

     g. To the fullest extent permitted by section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall not be taxed under any law imposing a stamp tax or similiar tax.

     h. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the settlements and compromises embodied in the Plan and implemented through this Confirmation Order, and the injunctions pursuant to Article XIII of the Plan, are fair, equitable, reasonable and in the best interests of the Debtor and its estate, the Reorganized Debtor and creditors and are hereby approved.

     i. The reorganization of the Debtor shall be deemed substantially consummated for purposes of section 1101(2) of the Bankruptcy Code as of the Effective Date.

     j. Any Conclusion of Law set forth herein which is a Finding of Fact shall be deemed to be a Finding of Fact incorporated by reference in the Findings of Fact as though set forth in full therein.


                                     ORDER

     Based upon the record of the Confirmation Hearing and upon the foregoing Findings of Fact and Conclusions of Law, it is hereby ordered, adjudged, and decreed that:

     1. The Plan and each of its provisions shall be, and hereby are, confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

     2. Immediately upon the entry of this Confirmation Order, in accordance with section 1141(a) of the Bankruptcy Code, the Plan and its provisions shall be now, and forever afterwards, binding upon the Debtor, the Reorganized Debtor, any entity acquiring property under the Plan, and upon any creditor, claimant, interest holder, and any other party in interest in this case, whether or not the Claim or Interest of such entity, creditor, claimant, or other party in interest is impaired under the Plan and whether or not such entity, creditor, claimant, or other party in interest has accepted the Plan or received a distribution thereunder including, without limitation, any and all parties to executory contracts and unexpired leases with the Debtor and the respective heirs, executors, administrators, affiliates, subsidiaries, agents, employees, beneficiaries, successors or assigns, if any, of any of the foregoing.

     3. On the Effective Date, in accordance with sections 1141(b) and (c) of the Bankruptcy Code, each of the following assets shall be and hereby are, vested in the Reorganized Debtor free and clear of all liens, encumbrances, charges and Claims of the Debtor's creditors, including without limitation, the liens, claims and encumbrances of Fuji: (i) the Fany Property Tax Refunds; (ii) $52,175 in Cash; and (iii) all causes of action of the Debtor relating to the Fany Property Tax Refunds and all causes of action of the Debtor relating to or against the holders of the Interests and their Affiliates. The Reorganized Debtor may pursue all actions relating to the Fany Property Tax Refunds for its benefit and operate its business on and after the Effective Date free of any restrictions imposed by the Bankruptcy Code or this Court.

     4. The Reorganized Debtor shall continue to exist as of the Effective Date as a separate legal entity, with all the powers of a joint venture under applicable law and without prejudice to any right to alter or terminate such existence under applicable state law. The Plan does not provide for liquidation of all or substantially all of the property of the estate; the

Debtor will engage in business after the consummation of the Plan; and the Debtor would not be denied a discharge under section 727(a) of the Bankruptcy Code if this case were a case under chapter 7 of the Bankruptcy Code.

     5. As of or following the time at which the conditions to the occurrence of the Effective Date set forth in section 11.2 of the Plan are satisfied or duly waived, the Plan Proponents and the Reorganized Debtor shall be, and hereby are, authorized to effectuate the restructuring transactions contemplated by sections 8.1 and 8.3 of the Plan, in each case in accordance with the applicable terms of the Plan. In particular, Fuji is authorized to incorporate, designate or otherwise assign all or any part of its rights (but not any of its obligations under the Plan or the Cash Collateral Agreement, nor its rights with respect to releases to be given or received by Fuji) under the Plan to Newco and the Debtor is authorized and directed to assign, convey and transfer to Newco, in accordance with the Plan and the Cash Collateral Agreement, title to the fee estate comprising the Property and the real estate upon which it is erected and all rights appurtenant thereto and all other property of any nature whatsoever (tangible or intangible, and whether or not inchoate) owned by the Debtor and held, acquired, used or usable in connection with the ownership, operation, maintenance, leasing and use of such Property, including, without limitation, all Cash (including Cash in all accounts established pursuant to the Cash Collateral Agreement except as otherwise provided in, or necessary to satisfy the provisions of, the Plan), Other Property Tax Refunds, books and records, goodwill, contract and other rights, claims, causes of action, demands against any Person (other than those Persons released pursuant to the Plan or this Confirmation Order), all the Debtor's right, title and interest in trade names, trademarks, telephone numbers, brochures, advertising materials, personal property, furniture, equipment and supplies and all assignable permits, licenses and/or authorizations issued by any Governmental Body relating to the development, construction, ownership, operation, maintenance, leasing and/or use of Property and/or the fee estate, but excluding (i) the Fany Property Tax Refunds; (ii) $52,175 in Cash; (iii) all causes of action of the Debtor relating to the Fany Property Tax Refunds and all causes of action of the Debtor relating to or against the holders of the Interests and their Affiliates; and (iv) the items set forth on Exhibit H to the Cash Collateral Agreement. The property transferred to Newco, Fuji, and any other nominee or assignee of Fuji shall be conveyed free and clear of all liens, claims and encumbrances except that the property transferred to Newco shall be conveyed subject to a portion of the Fuji Claim. On or before the Effective Date, Newco or any other nominee or assignee of Newco, in its sole and absolute discretion, shall designate the amount of the Fuji Claim subject to which the property shall be conveyed to Newco or a nominee or assignee of Newco, provided that, in the event that Newco is the Designee (as defined below) or such other entity as the Designee shall designate, the amount of the Fuji Claim subject to which the property shall be conveyed shall not exceed $6 million. The foregoing liens, claims and encumbrances subject to which the Property is transferred to Fuji or its nominee or assignee (including Newco) in partial satisfaction of the Fuji Claim shall (i) be deemed to be continuing liens and shall preclude any possibility of intervening creditors prior to or on the Effective Date, (ii) to the extent such property is transferred under or in connection with the Plan, be deemed to have been transferred without violating any fraudulent transfer or conveyance law of the United States, any State, territory, possession or the District of Columbia, and
(iii) constitute legal, valid and duly perfected first priority liens superior to all other liens held by any other person or entity. For purposes of the Plan and this Confirmation Order, Newco shall be any entity designated by Fuji on or before the Effective Date provided that if Fuji is then obligated to assign certain of its rights with respect to the Fuji Claim to 485 Fashion, L.L.C., a Delaware limited liability company

("Designee") or an affiliate thereof, then Newco shall be the Designee or such other entity as the Designee may designate on or before the Effective Date. If 485 Fashion, L.L.C. is not designated by Fuji, then Newco shall be the Person or entity so designated by Fuji.

     6. To the fullest extent permitted by section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall not be taxed under any law imposing a stamp tax or similiar tax. This Court specifically retains jurisdiction to enforce the foregoing direction, by contempt or otherwise.

     7. The Debtor's transfer of the Property to Newco or other assignee or nominee of Fuji on the Effective Date, as provided in the Plan, is a legal, valid and effective transfer of the Debtor's right, title and interest in and to the Property and vests in Newco or other assignee or nominee of Fuji, all of the Debtor's right, title and interest in and to the Property free and clear of all Claims (other than liabilities expressly assumed by Newco under the Plan, including all applicable real estate taxes, and other than as provided in decretal paragraph 5 of this Confirmation Order), liens and interests whatsoever, including without limitation any liabilities of the Debtor that may be asserted against the Newco or the Property on the basis of any theory of successor or transferee liability which may exist under applicable non-bankruptcy law, except as otherwise provided in decretal paragraph 26 hereof.

     8. The Debtor shall be, and hereby is, authorized and directed, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, to assume and assign to Newco all of the Post-Petition Contracts and all of the executory contracts and unexpired leases (including the Other Contracts) identified on amended Exhibits C and E to the Plan except for an executory contract or unexpired lease identified on amended Exhibits C and E to the Plan that: (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court; or (b) is the subject of a motion to reject that is pending before the Court on the Effective Date. This Confirmation Order shall be, and hereby is, deemed to constitute this Court's express approval and authorization, pursuant to section 365 of the Bankruptcy Code, of all such assumptions and assignments as of the Effective Date. Each assumption and assignment of an executory contract or unexpired lease shall be legal, valid and binding upon the Debtor, the Reorganized Debtor, Newco and all non-debtor parties to such executory contracts and unexpired leases, all to the same extent as if such assumption or rejection had been effectuated pursuant to a separate order of this Court entered before the Confirmation Date under section 365 of the Bankruptcy Code. The assumption of each executory contract and unexpired lease by Newco shall be, and hereby is, specifically subject to and inclusive of the assignment to Newco of any and all rights, claims, defenses and setoffs of the Debtor, including without limitation, the right to (i) terminate any such executory contract or unexpired lease as a result of any breach of such executory contract or unexpired lease by any party other than the Debtor, and (ii) declare and pursue appropriate remedies relating to any previously undeclared default or event of default thereunder.

     9. The approvals and authorizations specifically set forth in this Confirmation Order are non-exclusive and are not intended to limit the authority of the Debtor or Reorganized Debtor to take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and the respective transactions contemplated thereby and hereby including, without limitation, the filing of the Amended and Restated Joint Venture Agreement. Without limiting the generality or effect of any other provision of this Confirmation Order, pursuant to section 1142(b) of the Bankruptcy Code, the Debtor and the Reorganized Debtor shall be, and hereby are, specifically authorized and empowered to take any and all such actions as any of their respective agents may determine are necessary or appropriate to implement, effectuate and consummate the Plan, this Confirmation Order and the respective transactions contemplated thereby and hereby. Each agent of the Debtor and the Reorganized Debtor shall be, and hereby is, authorized to execute, deliver, file or record all documents designated by the Plan Proponents as necessary to implement, effectuate and further evidence the terms and conditions of the Plan, this Confirmation Order and the transactions respectively contemplated thereby and hereby, all without further action by or order of this Court and whether or not such actions or documents are specifically referred to in the Plan, this Confirmation Order, the Disclosure Material or the exhibits to any of the foregoing. To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the Co-Venturers of the Debtor or Reorganized Debtor, this Confirmation Order shall constitute such consent or approval, and such actions shall be, and hereby are, deemed to have been taken by the unanimous consent of the Co-Venturers of the Debtor and the Reorganized Debtor.

     10. Except as otherwise provided in the Plan or this Confirmation Order, on the Effective Date the Debtor is discharged and released from any and all debts that arose before the date of this Order, including any and all Claims held by Fuji (other than Claims, if any, arising from or relating to the representations, warranties and agreements of the Debtor and the holders of Interests under and pursuant to Section 8.4 of the Cash Collateral Agreement) and from any and all debts of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of claim based on such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) such claim is allowed under section 502 of the Bankruptcy Code; or (c) the holder of such claim has accepted the Plan; provided, however, that notwithstanding any other provision of this Confirmation Order to the contrary, the legal, equitable and contractual rights attendant to the Claim asserted by William

McCandless in the amount of $5,250,000 and the Claim asserted by Joan Curcio Ucci and Nicholas Ucci in the amount of $1,100,000 shall be unaltered and such Claims shall not be discharged pursuant to any provision of the Bankruptcy Code or this Confirmation Order. Any and all Damage Claims asserted by any other entity, whether or not related, who has failed to file proof of such Claims, shall be, and hereby are, discharged to the extent permitted by the Bankruptcy Code, including section 1141(d) thereof.

     11. Pursuant to the provisions of section 524 of the Bankruptcy Code, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the terms of the Plan, including Fuji, are permanently enjoined from taking any of the following actions against the Debtor, its Affiliates, or its property on account of any such discharged Claims, debts or liabilities: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any such entity; and (e) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan. Notwithstanding the foregoing, nothing in this Confirmation Order shall operate to (i) enjoin any person from the commencement of any action or the doing of any act to enforce the liabilities or obligations to be paid or performed under the Plan, or to otherwise preserve and protect its respective rights and benefits under the Plan, or (ii) enjoin Fuji, Newco or any other nominee or assignee of Fuji, from the commencement of any action or the doing of any act to enforce the liabilities or obligations of the Debtor and the Reorganized Debtor under section 8.4 of the Cash Collateral Agreement.

     12. All entities that have held, currently hold or may hold a Claim or other debt or liability that is paid in full pursuant to the terms of the Plan, including, without limitation, all Affiliates of the Debtor, are permanently enjoined from taking any of the following actions against Fuji, the Property and any nominee or assignee of Fuji, including Newco, on account of any such Claims, debts or liabilities: (a) commencing or continuing, in any manner or in any place, any action or other proceeding against the Property; (b) creating, perfecting or enforcing any lien or encumbrance against the Property; and (c) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan.

     13. All injunctions or stays provided for in the case pursuant to sections 105 or 362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Chapter 11 Case is closed by final decree of this Court.

     14. Neither the Debtor, the Reorganized Debtor nor Fuji, nor any of their respective affiliates, joint venture partners, officers, directors, employees, agents, nominees or assignees (including Newco) shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, or arising out of, any of the statements or representations included in, or alleged omissions from, the Disclosure Material, on account of the solicitation of acceptances or rejections of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan except for willful misconduct or gross negligence, and in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

     15. The Court hereby retains exclusive jurisdiction of this case pursuant to and for the purposes of sections 105(a), 1127, and 1142 of the Bankruptcy Code and Bankruptcy

Rule 3020(d) and for such purposes as may be necessary or useful to aid in the consummation of the Plan and implementation of the Plan as provided in Article XIV of the Plan. The retention of jurisdiction provided for in the Plan and this Confirmation Order shall be exclusive so as to preserve for all parties in interest the benefits of the Plan, subject to this Court's power under section 305 of the Bankruptcy Code or 28 U.S.C. (S) 1334(c) to abstain as to all or any part of any such proceeding.

     16. All settlements and compromises embodied in the Plan or announced on the record at the hearing, if any, shall be and hereby are approved.

     17. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, Fuji shall be the representative of the Debtor's estate for purposes of pursuing any potential causes of action that may exist other than all causes of action of the Debtor (which shall be retained by the Debtor under section 1123(b)(3)(B)) relating to the Fany Property Tax Refunds and all causes of action of the Debtor relating to or against the holders of the Interests and their Affiliates.

     18. On the Effective Date, the Plan Proponents, acting jointly, shall be, and hereby are, authorized and directed to estimate the aggregate amount of Cash to be distributed under the Plan on account of Allowed Claims (other than Allowed Claims in Class 6), Interests and Administrative Expenses. In accordance with the Plan and the Cash Collateral Agreement, Fuji shall fund such payments, subject to the limitations set forth in section 11.1(a) of the Plan and section 7.4 of the Cash Collateral Agreement, from one or more of the general ledger accounts established pursuant to the Cash Collateral Agreement. In the event that any funds remain in the general ledger accounts established pursuant to the Cash Collateral Agreement after the satisfaction of all obligations to fund payments necessary to satisfy the provisions of the Plan and this Order, such remaining funds shall be distributed as soon as practicable to Fuji on account of the Fuji Claim.

     19.  On the Effective Date, in accordance with and pursuant to the terms of section 7.5 of the Plan, the Plan Proponents, acting jointly, shall be, and hereby are, authorized and directed to fund the Escrowed Distribution Amount, for administration by the Disbursing Agent, from one or more accounts established pursuant to the Cash Collateral Agreement in an amount estimated by the Plan Proponents to be sufficient to pay all Undetermined Claims. In accordance with section 7.7 of the Plan, in the event that any of the property withheld as the Escrowed Distribution Amount remains after all objections to Disputed Claims have been resolved, such remaining property shall be distributed as soon as practicable to Fuji on account of the Fuji Claim.

     20. Pursuant to terms and provisions of the Plan, Fuji shall be, and hereby is, authorized and directed to act as Disbursing Agent to hold and distribute the consideration to be distributed to the holders of Administrative Expenses, Allowed Claims and Interests pursuant to the Plan. In accordance with section 9.3 of the Plan, the Disbursing Agent shall be, and hereby is, authorized and directed to deposit such funds and make such distributions as provided in the Plan. Without limiting the generality of the foregoing, on the Effective Date, Fuji shall be, and hereby is, authorized to permanently apply all funds (except for all funds necessary to satisfy the provisions of the Plan as set forth in the preceding 2 paragraphs) in all accounts established pursuant to the Cash Collateral Agreement (other than the Tenant Security Deposit Accounts) to the payment of the Fuji Claim.

     21. As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by an instrument, security or other documentation canceled by section 15.4 of the Plan, the holder of such Allowed Claim (other than Fuji and Fuji's nominees and assignees) shall tender the applicable instrument, security or other documentation evidencing such Allowed Claim to the Disbursing Agent or shall otherwise comply with the provisions of section 15.4 of the Plan.

     22. Any cash and accrued interest thereon to be distributed by the Disbursing Agent to creditors pursuant to the Plan and remaining unclaimed two
(2) years after the Effective Date will be distributed to Fuji on account of its Class 2 Fuji Claim.

     23. Except as otherwise provided in decretal paragraph 26 hereof, all requests for allowance and payment of any Claim for an Administrative Expense (including claims for cure of executory contracts or unexpired leases that have been assumed pursuant to the Plan, this Confirmation Order, or any Final Order in this Chapter 11 Case) other than professional fees and expenses must be filed pursuant to section 6.1(a) of the Plan on or before thirty (30) days after the Effective Date, and all requests for allowance and payment of any Claim for an Administrative Expense constituting fees and expenses allowable under section 330 of the Bankruptcy Code must be filed on or before sixty (60) days after the Effective Date as provided in section 6.1(b) of the Plan, and any holder of any such Claim who fails to file a request for allowance and payment by such dates shall be barred from asserting such Claim against the Debtor subsequent to such dates. Except as otherwise provided in this Order, objections to all Claims for an Administrative Expense other than legal fees and expenses may be filed by any party in interest and must be filed no later than sixty (60) days after the Effective Date, and objections to all Claims for an Administrative Expense constituting professional fees and expenses may be filed by any party in interest in accordance with the applicable Bankruptcy Rules, and objections to the allowance of any other Claim not heretofore objected to must be filed no later than ninety (90) days after the Effective Date, unless such periods shall be extended by order of the Court for cause shown, and, in the event of failure to do so, any objections to the allowance of any such Claim will be deemed waived.

     24. Fuji shall be, and hereby is, authorized to compensate its professionals for services rendered and expenses incurred in connection with this Chapter 11 Case from funds on hand from time-to-time in the Safekeeping Account (as defined in, and in accordance with the terms of, the Cash Collateral Agreement) without application to or further order of this Court.

     25. Counsel for the Debtor shall be, and hereby is, authorized to apply its pre-petition retainer received from the Co-Venturers and to receive such further compensation, if any, as the Co-Venturers may agree without application to or further order of this Court.

     26. Holders of Administrative Expenses based on liabilities incurred by the Debtor in the ordinary course of business shall not be required to file or serve any request for payment of such claims, and such Claims, to the extent payment thereon is due and payable after the Effective Date, shall be assumed and paid by Newco in the ordinary course of business of Newco, including all real estate taxes that become due and payable after the Effective Date.

     27. Prior to the Effective Date, the Plan may be altered, amended or otherwise modified by the Plan Proponents as provided in section 1127 of the Bankruptcy Code.

     28. On or as soon as practicable after the Effective Date, the Debtor shall file such certificates, reports or other documents or instruments with the appropriate state or federal governmental authorities that are necessary or appropriate to consummate the Plan, including without limitation, the filing of the Amended and Restated Joint Venture Agreement with the Office of the Secretary of State of Florida.

     29. Pursuant to Bankruptcy Rule 2002(f)(7) and 3020(c), the Debtor shall be, and hereby is, directed to serve notice of entry of this Confirmation Order, substantially in the form of Exhibit A attached hereto and incorporated herein by reference, by U.S. mail to all parties in interest in this case.

     30. The Debtor shall be, and hereby is, directed to serve copies of the Confirmation Order on the Office of the United States Trustee and each party that has filed an appearance in this case within five (5) business days of the Confirmation Date.

     31. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127(b) of the Bankruptcy Code, shall be, and hereby is, deemed to have occurred on the Effective Date. The Reorganized Debtor shall be, and hereby is, directed to file written notice of the occurrence of the Effective Date with the Court and to serve notice thereof, substantially in the form of Exhibit B hereto and incorporated by reference, by U.S. Mail to all parties in interest in this case.

     32. The Debtor shall cooperate in good faith with Fuji in providing all information or evidence of payment or defenses to any Claim with regard to any disputes relating to any Claim.

     33. Except as otherwise agreed between such Person and its successors and assigns, the rights and obligations of any Person named or referred to in this Confirmation Order shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

     34. The provisions of this Confirmation Order shall be nonseverable and mutually dependent.

                                     It is so Ordered.

Dated: New York, New York
       November 22, 1994


                                     /s/ HON. JEFFRY H. GALLET
                                     ------------------------------
                                     United States Bankruptcy Judge

                                   EXHIBIT A

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - -----------------------------------

In re:                                   Case No. 94 B 44812 (JHG)


Fany Seventh Avenue Associates,          Chapter 11

                         Debtor.

- - -----------------------------------

                     NOTICE OF ENTRY OF CONFIRMATION ORDER

To all holders of claims against and interests in the above-captioned debtor and debtor in possession (the "Debtor"), and to all other parties in interest:


                           CONFIRMATION OF THE PLAN

          Please Take Notice that, by Order dated November 22, 1994 (the "Confirmation Order"), this Court has confirmed the Plan of Reorganization of Fany Seventh Avenue Associates dated October 12, 1994 (the "Plan"), pursuant to section 1129 of Title 11, the United States Code (the "Bankruptcy Code")./1/


                             DISCHARGE AND RELEASE

          Please Take Further Notice that, except as otherwise provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims,

- - ---------------
/1/ Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings assigned to them in the Plan and the Confirmation Order.

including any interest accrued on Claims whether such interest accrued before or after the date of commencement of the Chapter 11 Case. Except as otherwise provided in the Plan or the Confirmation Order, confirmation of the Plan discharges the Debtor from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (a) a proof of claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code, or (c) the holder of a Claim based on such debt has accepted the Plan.


                                  INJUNCTIONS

          Please Take Further Notice that, except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order permanently enjoins and precludes all entities and individuals from asserting against the Debtor, the Reorganized Debtor, their respective successors or their respective property, any other or further claims, debts, rights, causes of action, liabilities or interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date. In accordance with the foregoing, except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order constitutes the Court's determination of discharge of all such Claims against, and other debts and liabilities of, the Debtor pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge voids any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a Claim discharged pursuant to the Plan or the Confirmation Order.

          Please Take Further Notice that, except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order permanently enjoins all entities and individuals that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the terms of the Plan or the Confirmation Order from taking any of the following actions on account of any such discharged Claims, debts or liabilities: (a) commencing or continuing, in any manner or in any place, any action or other proceeding against the Debtor, the Reorganized Debtor, their respective successors or their respective property other than the filing or prosecution of a proof of claim or interest or request for administrative payment in the Court to share in the distribution provided for under the Plan in accordance with the Plan; (b) enforcing, attaching, collecting or recovering, in any manner or in any place, any judgment, award, decree or order against the Debtor, the Reorganized Debtor, their respective successors or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Reorganized Debtor, their respective successors or their respective property; (d) asserting a right of setoff, subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor, the Reorganized Debtor, their respective successors or their respective property; and (e) commencing or continuing any action, in any manner or in any place, that does not comply or is inconsistent with the provisions of the Plan and the Confirmation Order.

          Please Take Further Notice that, except as otherwise provided in the Plan or the Confirmation Order, the Confirmation Order permanently enjoins all holders of Interests, their Affiliates and all entities and individuals that have held, currently hold or may hold a Claim or other debt or liability that is discharged pursuant to the terms of the Plan or the Confirmation Order from taking any of the following actions against The Fuji Bank Limited ("Fuji"), the property commonly referred to as The Fashion Atrium located at 485 Seventh Avenue, New York, New York (the "Property"), and any nominee or assignee of Fuji, including Newco, on account of any such Interests or discharged Claims, debts or liabilities: (a) commencing or continuing, in any manner or in any place, any action or other proceeding against the Property;

(b) enforcing, attaching, collecting or recovering, in any manner or in any place, any judgment, award, decree or order against the Property; (c) creating, perfecting or enforcing any lien or encumbrance against the Property; and (d) commencing or continuing any action, in any manner or in any place, that does not comply or is inconsistent with the provisions of the Plan and the Confirmation Order.


                           EXEMPTIONS FROM TAXATION

          Please Take Further Notice that, to the fullest extent permitted by section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan shall not be taxed under any law imposing a stamp tax or similiar tax. This Court has specifically retained jurisdiction to enforce the foregoing direction, by contempt or otherwise.


                                   BAR DATES

          Please Take Further Notice that, except as provided below, requests for payment of Administrative Claims (including claims for cure of executory contracts or unexpired leases that have been assumed pursuant to the Plan, this Confirmation Order, or any Final Order in this Chapter 11 Case) incurred on or before the Effective Date (except for requests for payment of Claims for trade debt incurred in the ordinary course of business and all applications for final compensation of professional persons for services rendered and for reimbursement of expenses incurred) must be filed and served on the Reorganized Debtor and Fuji no later than 30 calendar days after the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Claims and that do not file and serve a request by the aforementioned bar date shall be forever barred from asserting such

Claims against the Debtor, the Reorganized Debtor, any of their respective property or any distributions under the Plan.

          Please Take Further Notice that holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Claims of governmental units for taxes) are not required to file or serve any request for payment of such Claims.


                   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          Please Take Further Notice that, except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Debtor shall be, and hereby is, deemed to have assumed and assigned to Newco (an entity to be designated by Fuji on or prior to the occurrence of the Effective Date) each of the Post-Petition Contracts and each of its executory contracts and unexpired leases listed on amended Exhibits C and E to the Plan (including the Other Contracts).

          Please Take Further Notice that, each assumption and assignment of an executory contract or unexpired lease pursuant to the Confirmation Order and sections 10.1, 10.3 and 10.5 of the Plan shall be legal, valid and binding upon the Debtor and all parties to such executory contract or unexpired lease, all to the same extent as if such assumption and assignment had been effectuated pursuant to an appropriate order of this Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

          Copies of the Confirmation Order may be obtained from Counsel to the
Debtor: Jones,

Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, Attention:
Craig S. Gatarz, Esq., (212) 326-3939.

Dated:  New York, New York
        November 22, 1994
                                     By Order of the Court

                                   EXHIBIT B

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - ------------------------------------

In re:                                   Case No. 94 B 44812 (JHG)


Fany Seventh Avenue Associates,          Chapter 11

                         Debtor.

- - ------------------------------------

       NOTICE REGARDING THE EFFECTIVE DATE OF THE PLAN OF REORGANIZATION

To all holders of claims against and interests in the above-captioned debtor and debtor in possession, and to all other parties in interest:

          Please Take Notice that Fany Seventh Avenue Associates and The Fuji Bank Limited (collectively, the "Plan Proponents") have determined that as of ________, 1994 all conditions to the Effective Date listed in section 11.2 of the Plan have either been satisfied or have been waived.

              Please Take Further Notice that The Fuji Bank Limited has declared ________, 199__ as the Effective Date of the Plan.


Dated:  New York, New York
        ___________ __, 1994
                                     By Order of the Court